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COMMUNITY CENTRAL BANK CORPORATION
FORM 10-QSB (continued)

                                   EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS


                                                      Three Months Ended March 31,
                                                          2001             2000
                                                          ----             ----
                                                   (in thousand, except per share data)
BASIC

Income Before Cumulative Effect
   of Accounting Change                                   $399              $395
/ Weighted Average Shares                                2,608             2,601
                                                        ------           -------
   Per Share                                              0.15             0.15
                                                        ------           -------

Basic Earnings Per Share                                 $0.15             $0.15
                                                        ======           =======


DILUTED

Income Before Cumulative Effect
   of Accounting Change                                   $399              $395
/ Weighted Average Shares                                2,609             2,601
                                                        ------           -------
   Per Share                                              0.15             0.15
                                                        ------           -------

Diluted Earnings Per Share                               $0.15             $0.15
                                                        ======           =======





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